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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): OCTOBER 8, 1999

                           DAUGHERTY RESOURCES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                      PROVINCE OF BRITISH COLUMBIA, CANADA
                 (State of Other Jurisdiction of Incorporation)

       0-12185                                      NOT APPLICABLE
 (Commission File No.)                   (I.R.S Employer Identification No.)


                        120 PROSPEROUS PLACE, SUITE 201
                         LEXINGTON, KENTUCKY 40509-1844
                    (Address of Principal Executive Offices)

                                 (606) 263-3948
              (Registrant's Telephone Number, Including Area Code)



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ITEM 5. OTHER EVENTS.

      The shareholders of the Registrant at a meeting held June 30, 1999 voted to increase the number of authorized shares of common stock from 10,000,000 shares to 100,000,000 shares, without par value per share, and to increase the authorized shares of preferred stock from 1,200,000 shares to 5,000,000 shares, without par value per share. Pursuant to the rules of The Nasdaq Stock Market, the change in the Registrant's capital structure will became effective at 9:30 a.m. on October 27, 1999.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (c) Exhibits.
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          1. Special Resolution of Daugherty Resources Inc., a British Columbia
             corporation, dated June 30, 1999, changing the authorized capital of the Registrant from 10,000,000 shares of common stock, without par value per share, to 100,000,000 shares of common stock, without par value per share, and from 1,200,000 shares of preferred stock, without par value per share, to 5,000,000 shares of preferred stock, without par value per share.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           DAUGHERTY RESOURCES, INC.


Date: October 25, 1999                     By /s/ William S. Daugherty
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                                             William S. Daugherty,
                                             Chairman of the Board and President



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